Registration No. 333-55254-37

                    SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                     --------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------

                      NORAM GAMING AND ENTERTAINMENT, INC.
              ----------------------------------------------------
             (Exact name of the Issuer as specified in its charter)

         Nevada                                              84-0485316
-------------------------------                         ---------------------
(State or other jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                          Identification Number)

                               Three Canton Square
                               Toledo, Ohio 43624
                                  419-255-1515
           ----------------------------------------------------------
          (Address and Telephone number of principal executive office)

             Agreement between Noram Gaming and Entertainment, Inc.,
            Creative Gaming Consultants, Inc. and other Consultants.
                              (Full title of Plan)
                     --------------------------------------

                             George Zilba, President
                      Noram Gaming and Entertainment, Inc.
                     Three Canton Square Toledo, Ohio 43624
                                  419-255-1515
       -----------------------------------------------------------------
      (Name address and telephone number of Agent for Service of Process)

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]


                                    Calculation of the Registration Fee


Title of            Amount of          Proposed          Proposed         Amount  of
Securities          Securities           Maximum           Maximum       Registration
to be offered    To be registered    Offering Price       Aggregate           Fee
-----------------------------------------------------------------------------------------
Common Shares        1,650,000           $.50(1)        $525,000.00(1)       $250.00
 .001 Par Value         Shares
Total
-----------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

     Note: The documents containing the information concerning the Agreement between the Company, Noram Gaming and Entertainment, Inc. Consulting and Services Agreement with Creative Gaming Consultants, Inc. dated November , 1996 (the"Plan") required by item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of the registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of
Part 1 of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. Noram Gaming and Entertainment, Inc. a Nevada corporation, (the "Registrant" or "Company"), will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------  ----------------------------------------

     The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference in this
Prospectus:

     a. The registrant's latest annual report on Form 10-K for the fiscal year ended December 31, 1995.

     b. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996.

     c. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1996.

     d. The description of the common stock .001 par value , (the Common Stock") of the Company as contained in Exhibits to the Company 's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, file no. 33-55254-37.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which registers all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.

     Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a documents incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document that is subsequently incorporated by reference herein modifies such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
-------  --------------------------

     Not applicable. See Item 3 (f) above.

Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

     The Company 's By-Laws authorize the Board of Directors, on behalf of the Company and without shareholder action, to exercise all of the Company's powers of indemnification. There are currently specific provisions in the ByLaws respecting Officer, Director and agent indemnification. Incorporated by reference are the Company 's By-Laws as adopted by the Company and currently part of the Exhibits file under Issuer's Registration statement. Indemnification of such officers, directors and agents is provided in ArticleVII of the By-Laws on page 5 thereof and incorporates sections 6.1 through 6.10.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed the Act and will be governed by the final adjudication of such issue.

Item 7.   Exemption from Registration Claimed.
-------   ------------------------------------

     Not applicable.

Item 8.   Exhibits.
-------   ---------

       (Asterisk (*) indicates exhibits incorporated by reference herein.)


Exhibit
  No.        Description
  ---        -----------

3.1* Articles  of  Incorporation  of the  Company of the  Company s 10-K  Annual
     Report for the fiscal year ended December 31, 1995, filed with the Commission, file no. 33-55254-37.

3.2* By-Laws of the Company as  incorporated  by  reference  in Form 10-K Annual
     Report for the fiscal year ended December 31, 1995 filed with the Commission, file no. 33-55254-37.

5    Opinion of Counsel as to the qualification of this Registration.

10   Copy of the Agreement with Creative Gaming.

24.1 Consent of Attorney to include opinion and consent.

24.2 Consent of Company Accountant to include their consent.

Item 9.   Undertakings.
-------   -------------

     1. The Registrant hereby undertakes:

     (a) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio this 14th day of January 1997.


                                    NORAM GAMING AND ENTERTAINMENT, INC.

                                    by:/S/ George Zilba
                                    -------------------------------------------
                                    George Zilba, President

                                    by: /S/ John O. Zilba
                                    -------------------------------------------
                                    John O. Zilba , Secretary

         Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      A MAJORITY OF THE BOARD OF DIRECTORS


           Dated: January 14, 1997      By: /S/ George Zilba, Director
                  ----------------         ------------------------------------

           Dated: January 14, 1997      By: /S/ John O. Zilba, Director
                  ----------------          -----------------------------------

           Dated: January 14, 1997      By: /S/ Frank Bryan, Director
                  ----------------          -----------------------------------